Exhibit 99.1

Optibase Ltd. Executes Agreement to Acquire Media 100 Inc. Assets; Optibase Provides Media 100 $1 Million DIP Loan to Fund Operations until Deal Is Closed

    HERZLIYA, Israel & MARLBORO, Mass.--(BUSINESS WIRE)--March 22, 2004--Optibase Ltd. (NASDAQ: OBAS), a leader in digital video encoding and streaming solutions, and Media 100 Inc. (OTCBB: MDEAE.OB) announced today that they have executed a definitive loan agreement to provide up to $1 million of secured debtor-in-possession (DIP) financing, and an asset purchase agreement which, subject to court approval, calls for Optibase to buy substantially all the assets of Media 100 for $2.5 million (less the amount of any funding advanced).
    In accordance with its previously announced plan to facilitate the transaction, Media 100 has filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in United States Bankruptcy Court for the District of Massachusetts (the "Court"). The sale will be subject to various conditions, including approval by the Court in the Chapter 11 case. Optibase and Media 100 have requested that the Court, upon expedited hearing, enter an order setting forth sale procedures, including notice and overbid provisions which would be applicable to the transaction.
    "Following approval by the Court, Optibase intends to keep Media 100 activity intact as a unit in Optibase in order to continue the development, sales, and support of the Media 100 products," said Tom Wyler, Chief Executive Officer and Chairman of the Board of Optibase. "We strongly believe in the capabilities of the Media 100 team of employees and their vision for 844/X and Media 100 HD, and believe that with our financial strength the Media 100 line of products will be able to realize their potential."
    "The Optibase deal gives Media 100 strong financial support during the Chapter 11 proceeding in order to drive the market penetration of 844/X Version 3 and the debut release of Media 100 HD," said John Molinari, President and Chief Executive Officer of Media 100. "We believe that with our substantial, five-year technology investment, Optibase will acquire products that will be cutting edge and allow for strong competition in the market."
    The acquisition is subject to a number of contingencies, including approval by the Court. In the event the transaction is not completed, Media 100 may be required to cease operations.

For more information on Optibase Ltd. please visit www.optibase.com.

For more information on Media 100 Inc. please visit www.media100.com.

    Optibase Forward Looking Statements

    This press release contains forward-looking statements concerning our marketing and operations plans. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These statements involve a number of risks and uncertainties including, but not limited to, risks related to the evolving market for digital video, competition, our ability to manage growth and expansion, general economic conditions and other risk factors. For a more detailed discussion of these and other risks that may cause actual results to differ from the forward looking statements in this news release, please refer to Optibase's most recent annual report on Form 20-F, its Registration Statement on Form F-1 filed with the United States Securities and Exchange Commission and other filings with the SEC. Optibase does not undertake any obligation to update forward-looking statements made herein.

    Media 100 Forward Looking Statements

    This press release includes "forward-looking statements." All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Media 100's filings with the Securities and Exchange Commission, including the most recent Quarterly Report on Form 10-Q. Media 100 does not undertake any obligation to update forward-looking statements made herein.

    About Optibase

    Optibase, Ltd. (NASDAQ: OBAS) provides professional encoding, decoding, video server upload and streaming solutions for telecom operators, service providers, broadcasters and content creators. The company's platforms enable the creation, broadband streaming and playback of high quality digital video. Optibase's breadth of product offerings are used in applications, such as: video over DSL/Fiber networks, post production for the broadcast and cables industries, archiving; high end surveillance, distance learning; and business television. Headquartered in Israel, Optibase operates through its fully-owned subsidiary in Mountain View, California and offices in Europe, Japan and China. Optibase products are marketed in over 40 countries through a combination of direct sales, independent distributors, system integrators and OEM partners. For further information, please visit www.optibase.com

    About Media 100

    Media 100 develops award-winning advanced media systems for content design, enabling creative professionals to design highly evocative effects-intensive work on a personal computer. Creative artists and content design teams around the world use Media 100's Emmy Award-winning solutions. The Company is headquartered in Marlboro, Massachusetts. For more information, please visit www.media100.com.

    CONTACT: Media 100 Inc.
             Investor Relations Contact:
             Steve Shea, 508-263-5200
             sshea@media100.com